Yelp Reports First Quarter 2019 Financial Results

Reports Net Revenue of $236 Million, Net Income of $1 Million and Adjusted EBITDA of $39 Million

Reaffirms 2019 Business Outlook

SAN FRANCISCO--(BUSINESS WIRE)--May 9, 2019--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the quarter ended March 31, 2019 in the Q1 2019 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.

“We are encouraged by the progress we have made on our plan to drive sustainable, profitable long-term growth for our shareholders,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “In the first quarter, we accelerated app user growth, launched new business products, and won dozens of national mandates. We also strengthened our most important verticals and delivered more value to our advertisers. We expect these early wins and our continued focus on our 2019 initiatives to accelerate growth in the second half of the year.”

Quarterly Conference Call

Yelp will host a live Q&A session today at 2:00 p.m. PT to discuss the first quarter 2019 financial results and its Business Outlook for the second quarter and full year 2019. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website until May 17, 2019.

About Yelp

Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos and review content, Yelp provides a platform for consumers to discover, interact and transact with local businesses of all sizes. Yelp was founded in San Francisco in July 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls or webcasts, as required by applicable law.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Yelp’s future performance that are based on its current expectations, forecasts and assumptions and that involve risks and uncertainties. These statements include the statements regarding Yelp’s expected revenue growth, plans to drive long-term growth and expectation that its first quarter achievements and its continued focus on its 2019 initiatives will accelerate growth in the second half of the year.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to, Yelp’s:

●	limited operating history in an evolving industry;
●	ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses;
●	ability to generate and maintain sufficient high-quality content from its users; and
●	ability to maintain and expand its base of advertisers, particularly as an increasing portion of advertisers have the ability to cancel their advertising campaigns at any time.

Factors that could cause or contribute to such differences also include those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements.

Investor Relations Contact

Kate Krieger
415-266-3513
ir@yelp.com